                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Emergent Information Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement If Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:*

                ----------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

        5)      Total fee paid:

                ----------------------------------------------------------------

        * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

                ----------------------------------------------------------------

        2)      Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------

        3)      Filing Party:

                ----------------------------------------------------------------

        4)      Date Filed:

                ----------------------------------------------------------------

                                PRELIMINARY COPY

                     EMERGENT INFORMATION TECHNOLOGIES, INC.
                       4695 MACARTHUR COURT, EIGHTH FLOOR
                         NEWPORT BEACH, CALIFORNIA 92660

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, JUNE 6, 2001

                                 ---------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Emergent Information Technologies, Inc., a California corporation formerly known as SM&A Corporation (hereinafter, the "Company"), will be held on Wednesday, June 6, 2001 at 10:00 a.m. (Pacific Daylight Time), at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy Statement:

        1. To approve an amendment to the Company's Bylaws to increase the authorized number of directors to a minimum of five (5) and a maximum of nine
(9).

        2. To elect five members of the Board of Directors to serve until the next Annual Meeting of Shareholders.

        3. To approve an amendment to the Company's Amended 1997 Stock Option Plan, to enhance the Company's ability to provide competitive stock incentives by taking advantage of certain technical amendments.

        4. To approve an amendment to the Company's Amended and Restated Stock Purchase Plan, to increase the number of shares of common stock available under the Restated Stock Purchase Plan to 950,000 shares.

        5. To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

        The Board of Directors has fixed the close of business on April 13, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders attending the Annual Meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

        Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                     By Order of the Board of Directors,

                                     /s/ Cathy L. Wood, Secretary
                                     ---------------------------------------

Newport Beach, California
April __, 2001

                             YOUR VOTE IS IMPORTANT

        You are cordially invited to attend the Annual Meeting. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed Proxy in the envelope provided. Returning a signed Proxy will not prevent you from voting in person at the Annual Meeting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

                                PRELIMINARY COPY

                     EMERGENT INFORMATION TECHNOLOGIES, INC.
                       4695 MACARTHUR COURT, EIGHTH FLOOR
                         NEWPORT BEACH, CALIFORNIA 92660


                         ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, JUNE 6, 2001

                                ----------------

                                 PROXY STATEMENT

                                 ---------------

                                  INTRODUCTION

        This Proxy Statement is furnished to the shareholders of Emergent Information Technologies, Inc., a California corporation formerly known as SM&A Corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on June 6, 2001, at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California 92660, and at any and all adjournments and postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to all shareholders on or about May 4, 2001.

        A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder with respect to the matters described therein. If no direction is made, the shares represented by each properly executed proxy will be voted FOR the proposed amendment to the Company's Bylaws, FOR management's nominees for the Board of Directors, FOR the proposed amendment to the Company's Amended 1997 Stock Option Plan, FOR the proposed amendment to the Company's Amended and Restated Stock Purchase Plan, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

        Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

        It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

        Only holders of record of the Company's common stock (the "Common Stock") at the close of business on April 13, 2001, are entitled to notice of and vote at the Annual Meeting. As of April 13, 2001, the Company had issued and outstanding 18,947,710 shares of Common Stock. Each share of Common Stock issued and outstanding on the record date of April 13, 2001 (the "Record Date") is entitled to one vote at the Annual Meeting.

        The holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. The five nominees for director having the highest number of votes will be elected. Except as otherwise provided by statute, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the person appointed by the Company to act as inspector of election for the Annual Meeting.

        The inspector of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Abstentions or broker non-votes will have no effect on the election of Directors. Except as otherwise provided by statute, all other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock represented and entitled to vote thereat. Therefore, abstentions concerning a particular proposal will have the same effect as votes against such proposal.

                                 PROPOSAL NO. 1

                         APPROVAL OF AMENDMENT TO BYLAWS

        Section 2 of Article III of the Company's Amended and Restated Bylaws (the "Bylaws") currently provides that the authorized number of directors shall be a minimum of four (4) and a maximum of seven (7), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. On _________, 2001, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Bylaws that would increase the specified limits of the authorized number of directors to a minimum of five (5) and a maximum of nine (9), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. The exact number of directors would initially be set at five (5).

        The Board of Directors believes that this proposed Bylaw amendment is necessary to provide the Company with the ability to satisfy certain contingent obligations created by the Company's December 29, 2000 refinancing of its existing credit facility which in part may require the Company to grant two seats on its Board of Directors upon the occurrence of certain events of default.

        If approved, Section 2 of Article III of the Bylaws would be amended to read as follows:

                "Section 2. Number of Directors. The authorized number of directors shall be, until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders, such number as may from time to time be authorized by resolution of the Board of Directors or the shareholders, provided that such number shall not be less than five (5) nor more than nine (9)."

        The affirmative vote of a majority of the outstanding voting shares of the Company, together with the affirmative vote of a majority of the required quorum, is required for approval of the proposed amendment to the Bylaws at the Annual Meeting.

                THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S BYLAWS. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE AMENDMENT TO THE COMPANY'S BYLAWS UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS


Nominees

        Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom have consented to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows: Steven S. Myers, J. Christopher Lewis, Luther J. Nussbaum, Albert S. Nagy and John R. Woodhull.

        Management proxies will be voted FOR the election of the above-named nominees unless the shareholders indicate that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director, due to an event not now anticipated, the proxies will be voted for such substitute nominee if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                            MANAGEMENT OF THE COMPANY

        Set forth below is certain information with respect to the Company's current executive officers and nominees of the Board of Directors of the Company.


                      NAME                            AGE                                 POSITION
------------------------------------------------     ------      --------------------------------------------------------
Steven S. Myers.................................       54        Chairman of the Board of Directors, President and Chief
                                                                 Executive Officer
Ajaykumar K. Patel..............................       40        Executive Vice President and Chief Operating Officer
Cathy L. Wood(1)................................       53        Chief Financial Officer and Secretary
Thomas J. Amrhein...............................       61        Group President and General Manager
Ronald S. Oxley.................................       54        Group President and General Manager
Robert E. Casner................................       51        Group President and General Manager
J. Christopher Lewis(2).........................       45        Director
Luther J. Nussbaum..............................       53        Director
Albert S. Nagy(3)...............................       55        Director
John R. Woodhull................................       67        Director


---------------

(1) Appointed interim Chief Financial Officer on August 31, 2000. Appointed as Secretary on February 20, 2001.

(2) Member of the Audit Committee. Luther Nussbaum and Albert Nagy also served as members of the Audit Committee during the fiscal year ended December 31, 2000. If elected to the Board of Directors, J. Christopher Lewis, Albert Nagy and Luther Nussbaum will serve as members of the Audit Committee for the fiscal year ending December 31, 2001.

(3) Member of the Compensation Committee. Vincent Smith and Joseph Fuller also served as members of the Compensation Committee during the fiscal year ended December 31, 2000. If elected to the Board of Directors, ________________ Albert Nagy and _____________ will serve as members of the Compensation Committee for the fiscal year ending December 31, 2001.

        Steven S. Myers founded the Company in 1982 and has been the Chairman of the Board of the Company since its incorporation in 1985. Mr. Myers was the Chief Executive Officer of the Company until May 2000, and was the President of the Company until February 1999. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a B.S. in mathematics from Stanford University.

        Ajaykumar K. Patel has served as the Company's Executive Vice President and Chief Operating Officer since May 2000, and as a Group President and General Manager since October 1998. Mr. Patel joined the Company in January 1994 as its Director of Marketing. From January 1995 to July 1996, Mr. Patel was the Vice President for the Department of Energy and Environmental Services, after which he became Vice President, Business Development from August 1996 to June 1997. From June 1997 until October 1998, Mr. Patel served as Vice President, Operations. Mr. Patel holds a B.A. in physics from The Johns Hopkins University and an M.B.A. in finance and strategic planning from the University of Southern California.

        Cathy L. Wood has served as the Company's Interim Chief Financial Officer and consultant since August 2000. In February 2001, Ms. Wood in her consulting capacity was named Corporate Secretary. Ms. Wood is also the President of Financial Management Partners, a consulting firm that specializes in financial consulting. From August 1997 to December 1999, Ms. Wood served as Executive Vice President, Chief Financial Officer and Secretary for PIA Merchandising, Inc. Ms. Wood served as Vice President and Chief Financial Officer of Giant Group, Ltd., a NYSE listed company specializing in acquisitions, from 1995 to 1997. From 1989 to 1995,

Ms. Wood served in various capacities at Wherehouse Entertainment, Inc., a specialty retail chain, prior to being named Sr. Vice President and Chief Financial Officer in 1993. From 1972 to 1989, Ms. Wood served in various credit and lending positions at Mellon Bank, N.A., including from 1982 to 1989, Vice President of Consumer and Retail Credit Analysis and managed the credit underwriting group for highly leveraged transactions.

        Thomas J. Amrhein joined the Company in January 1995 and held the position of Associate from January 1995 to January 1996 and Vice President from January 1996 to June 1998. After the Company's acquisition of Space Applications Corporation ("SAC"), Mr. Amrhein was appointed President and General Manager of SAC in June 1998 until the merger of SAC with SM&A Corporation (East) in December 1998. Mr. Amrhein has served as a Group President and General Manager since November 1998. Mr. Amrhein holds a B.S. in mechanical engineering from Virginia Polytechnic Institute and an M.S. in industrial and systems engineering from the University of Florida.

        Ronald S. Oxley has served as a Group President and General Manager of the Company since May 2000. From March 1996 to April 2000, Mr. Oxley served as Senior Vice President of Litton PRC, a systems integrator and provider of information technology and systems based solutions. From October 1987 to March 1996, Mr. Oxley was a Senior Executive with the Office of the Secretary of Defense. Mr. Oxley holds a B.S. in business administration from California State University, Sacramento, and an M.S. in systems management from the University of Southern California.

        Robert E. Casner has served as a Group President and General Manager of the Company since May 2000. From July 1999 to May 2000, Mr. Casner served as a Vice President and Deputy General Manager of the Company, and from June 1998 to July 1999, he served as Vice President, Business Development. From September 1981 to June 1998, Mr. Casner held various positions with Pratt & Whitney Group of United Technologies. Mr. Casner received a B.S. in chemistry and mechanical engineering from George Washington University.

        J. Christopher Lewis was elected a director of the Company in September 1996. Since 1981, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, equity investors in Southern California-based enterprises. Mr. Lewis also serves as a director of California Beach Restaurants, Inc., Tetra Tech, Inc. and several private companies. Mr. Lewis holds a B.S. in business administration and finance and an M.B.A. in finance from the University of Southern California.

        Luther J. Nussbaum was elected a director of the Company in June 2000. Since October 1998 Mr. Nussbaum has served as the Chairman and Chief Executive Officer of First Consulting Group, Inc., an information technology services firm that provides consulting, systems integration and outsourcing to the healthcare and life sciences industries. From 1995 to 1998, Mr. Nussbaum served as Executive Vice President and member of the office of the president of First Consulting Group, Inc. From 1993 to 1995, Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm. Mr. Nussbaum received a B.A. from Rhodes College and an M.B.A. from Stanford University.

        Albert S. Nagy was elected a director of the Company in June 2000. Mr. Nagy has been the Chief Executive Officer of The Nagy Group since November 1991. Mr. Nagy also serves as a director of several private companies. Mr. Nagy holds a B.A. in political science from Denison University and an M.A. in international relations from Claremont Graduate School.

        John R. Woodhull was formerly a director, Chairman, President and Chief Executive Officer of Logicon, Inc., a NYSE listed company from 1969 to 1997. Logicon, an information technology company, was acquired by Northrop-Grumman in August 1997 and Mr. Woodhull continued as President through December 1998. Mr. Woodhull currently serves on the boards of directors of FirstFed Financial Corporation, the Chief Executives Organization, and the Los Angeles Metropolitan YMCA. Mr. Woodhull holds a B.S. in engineering physics and an M.S. in applied mathematics from the University of Colorado at Boulder.

MEETINGS OF BOARD AND COMMITTEES

        The Board of Directors held six meetings during the fiscal year ended December 31, 2000, and has held one meeting since the end of such fiscal year. Among the incumbent nominees for membership on the Board of

Directors, none attended fewer than 75% of the aggregate of the meetings of the Board of Directors during the 2000 fiscal year.

        The Board of Directors established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee and, in practice, the entire Board performs the function of such Committee.

Audit Committee

        The Company has a standing Audit Committee (the"Audit Committee") of the Board of Directors. In 2000, the Audit Committee consisted of J. Christopher Lewis, Vincent Smith and Joseph Fuller, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). If elected to the Board of Directors, J. Christopher Lewis, Albert Nagy and Luther Nussbaum will serve as members of the Audit Committee for the fiscal year ending December 31, 2001. The Board of Directors has adopted a written Charter for the Audit Committee that is attached as Exhibit A.

        The Audit Committee held five meetings during the 2000 fiscal year. None of the members of the Audit Committee attended fewer than 75% of the aggregate of the meetings of the Audit Committee during the 2000 fiscal year.

Compensation Committee

        During the fiscal year ended December 31, 2000, the Compensation Committee consisted of Messrs. Fuller, Nagy and Smith. If elected to the Board of Directors, _____________, Albert Nagy and _____________ will serve as members of the Compensation Committee for the fiscal year ending December 31, 2001. The Compensation Committee establishes salaries and other forms of compensation for officers and other key employees of the Company and administers the Company's stock option plan. During the fiscal year ended December 31, 2000, the Compensation Committee held two meetings. None of the members of the Compensation Committee attended fewer than 75% of the aggregate of the meetings of such Committee during the 2000 fiscal year.

Director Compensation

        All Directors are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

        The Company may periodically award options to its Directors under its Amended 1997 Stock Option Plan. Options granted to non-employee Directors of the Company under the Plan have a term not to exceed four years and an exercise price in an amount determined by the Board of Directors or a committee thereof administering the Plan. As of April 12, 2001, options to purchase an aggregate of 1,616,000 shares of the Company's Common Stock had been issued under the Plan to the Company's current directors and executive officers (of which 160,000 have been relinquished), at exercise prices ranging from $1.531 to $16.750 per share.

        The Company's Amended and Restated Articles of Incorporation and the Bylaws provide for indemnification of the Company's directors and executive officers to the extent permissible under California law. The Company generally enters into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. Among other things, these agreements provide that the Company will indemnify, subject to certain requirements, the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services by such person as a director or executive officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 12, 2001, regarding the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director, director nominee and Named Executive Officer (as hereinafter defined) of the Company, and (iii) all directors and current executive officers as a group.


                                                                                  AMOUNT AND NATURE OF       PERCENTAGE OF
                   NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP       COMMON STOCK
----------------------------------------------------------------------------      --------------------       -------------
Steven S. Myers ............................................................            7,416,838                 38.6%
   Trustee of the Steven Myers Revocable Trust, dated December 1, 2000(1)
Paula K. Mathis(2) .........................................................            3,598,029                 18.7%
   Trustee of the Paula K. Mathis Trust, dated November 17, 2000
Jess M. Ravich and James B. Upchurch .......................................            1,800,000                 9.36%
Richard J. Riordan(4) ......................................................            1,283,892                  6.7%
Michael A. Piraino .........................................................                    0                    *
Thomas F. Heinsheimer ......................................................                    0                    *
Ajaykumar K. Patel and Elizabeth Ann Stillman(5) ...........................              130,635                    *
Cathy L. Wood(6) ...........................................................              118,750                    *
Thomas J. Amrhein(7) .......................................................               76,586                    *
Ronald S. Oxley ............................................................                    0                    *
Robert E. Casner(8) ........................................................               37,000                    *
J. Christopher Lewis(5)(9) .................................................              292,142                  1.5%
Vincent C. Smith ...........................................................              600,000                  3.1%
Joseph B. Fuller ...........................................................                    0                    *
Luther J. Nussbaum .........................................................                    0                    *
Albert S. Nagy(10) .........................................................               12,800                    *
John R. Woodhull(3) ........................................................                    0                    *
All current directors and current executive officers as a group
   (11 persons) ............................................................            8,684,751                45.18%


---------------
*       Less than 1%

(1) Includes 3,598,029 shares held directly by the Paula K. Mathis Trust which Mr. Myers holds sole voting power over pursuant to a marital settlement agreement. Includes 178,800 shares owned directly by SummitJets, Inc., the sole shareholder of which is Mr. Myers. Address is c/o SM&A Corporation, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(2) Mr. Myers holds the right to vote the indicated shares directly pursuant to a marital settlement agreement. The right of disposition of the indicated shares is held by Paula K. Mathis as trustee of the Paula K. Mathis Trust. Address is c/o Steven S. Myers, Emergent Information Technologies, Inc., 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(3) Based upon information contained in Schedule 13D filed with the SEC on January 8, 2001. Mssrs. Ravich and Upchurch are reported as the beneficial owners of shares of the Company's common stock held directly by each of (i) Libra Mezzanine Partners, L.P., (ii) Libra Mezzanine Partners II, L.P., (iii) Libra Mezzanine Partners II-A, L.P., and (iv) Libra Capital Partners, L.P. The mailing address for Jess M. Ravich and James B. Upchurch is 11766 Wilshire Boulevard, Suite 850, Los Angeles, California 90025.

(4) Address is c/o Riordan, Lewis & Haden, 300 S. Grand Avenue, 29th Floor, Los Angeles, California 90071.

(5) Includes 68,000 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 12, 2001.

(6) Comprised entirely of shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 12, 2001.

(7) Includes 29,750 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 12, 2001.

(8) Includes 30,750 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 12, 2001.

(9) Includes 15,750 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 12, 2001.

(10) Includes 12,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 12, 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning compensation paid to the Company's Chief Executive Officer and each of the six other executive officers of the Company who earned, or would have earned, salary and bonus in excess of $100,000 for services rendered to the Company for each of the fiscal years in the three-year period ended December 31, 2000 (the "Named Executive Officers").


                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                              ANNUAL COMPENSATION(1)       AWARDS
                                                             -------------------------  ---------------
                                                                                          SECURITIES
                                                                                          UNDERLYING         ALL OTHER
                                                             SALARY            BONUS    STOCK OPTIONS      COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR         ($)              ($)          (#)               ($)
---------------------------------------------     -----      -------         ---------  ---------------    ------------
Steven S. Myers .................................  2000      525,784               --           --               --
   Chairman of the Board, Chief Executive          1999      550,000               --       60,000(7)            --
   Officer and President                           1998      707,675               --      100,000(8)            --

Michael A. Piraino(2) ...........................  2000      418,697           25,000      600,000(3)            --
   Former President, Chief Operating Officer,      1999      300,000          100,000       60,000(9)            --
   Acting Chief Financial Officer, Secretary       1998           --               --      300,000(10)           --

Cathy L. Wood(4) ................................  2000      217,726(5)            --      250,000               --
   Chief Financial Officer and Secretary

Thomas F. Heinsheimer(6) ........................  2000      340,670           61,017           --               --
   Former Senior Vice President and Chief          1999      375,148(11)           --       54,800           17,158(12)
   Technology Officer                              1998      268,340           80,000       32,000           23,294(15)

Ajaykumar K. Patel ..............................  2000      298,461           43,525      350,000               --
   Group President and General Manager             1999      215,402           93,332       79,000               --
                                                   1998      200,000           46,381       26,000               --

Thomas J. Amrhein ...............................  2000      231,145          154,198       50,000               --
   Group President and General Manager             1999      200,000           62,000       57,000            6,100(13)
                                                   1998      269,188           72,203       20,000           24,574(14)

Robert E. Casner ................................  2000      191,346           89,585       30,000               --
   Group President and General Manager             1999           --               --           --               --
                                                   1998           --               --           --               --


---------------

(1) Excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Mr. Piraino resigned as the Company's President, Chief Operating Officer, Acting Chief Financial Officer and Secretary effective August 30, 2000. Mr. Piraino's terminated his employment with the Company on September 30, 2000. The terms of Mr. Piraino's employment contract entitled him to full compensation for the remainder of the 2000 fiscal year.

(3) These options terminated on December 30, 2000, 90 days subsequent to Mr. Piraino's resignation. All unexercised option held by Mr. Piraino reverted back into the Plan reserve account.

(4) Ms. Wood became the Company's interim Chief Financial Officer pursuant to a consulting agreement dated September 25, 2000.

(5) This represents the aggregate amount of all bi-weekly payments made to Ms. Wood pursuant to her consulting agreement with the Company for fiscal year 2000.

(6) Mr. Heinsheimer resigned as the Company's Senior Vice President and Chief Technology Officer effective May 3, 2000.

(7) In July 1999, Mr. Myers was granted 60,000 stock options in his capacity as a Director and Chief Executive Officer of the Company pursuant to the Company's Amended 1997 Stock Option Plan. Mr. Myers relinquished all of these options in October 1999.

(8) In December 1998, Mr. Myers was granted 100,000 stock options in his capacity as a Director and Chief Executive Officer of the Company pursuant to the Company's 1997 Stock Option Plan. Mr. Myers relinquished all of these options in October 1999.

(9) In July 1999, Mr. Piraino was granted 60,000 stock options in his capacity as a Director, President and Chief Operating Officer of the Company. Mr. Piraino relinquished all of these options in October 1999.

(10) In December 1998, Mr. Piraino was granted 300,000 stock options. Mr. Piraino relinquished all of these options in October 1999.

(11)    This amount represents hourly compensation paid to Dr. Heinsheimer.

(12) This amount represents $14,578 in commissions paid to Dr. Heinsheimer and $2,580 in accrued commission not yet paid to him.

(13) This amount represents premiums paid by the Company in connection with Mr. Amrhein's life insurance policy and premiums paid by the Company under the Company's health insurance plan.

(14) This amount represents $15,227 in commissions paid to Mr. Amrhein; $5,686 in relocation expenses; premiums paid by the Company in connection with Mr. Amrhein's life insurance policy; and premiums paid by the Company under the Company's health insurance plan.

(15)    This amount represents commissions paid to Dr. Heinsheimer during 1998.

Options Granted in Last Fiscal Year

        The following table provides certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2000. This information includes hypothetical potential gains from stock options granted in the 2000 fiscal year. These hypothetical gains are based solely on assumed annual growth rates of 5% and 10% in the value of the Company's Common Stock price over the five-year life of the stock options granted in 2000. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.


                                                                                                           POTENTIAL REALIZABLE
                               NUMBER OF        PERCENT OF                                                    VALUE AT ASSUMED
                               SHARES OF       TOTAL OPTIONS                                               ANNUAL RATES OF STOCK
                              COMMON STOCK      GRANTED TO                                                 PRICE APPRECIATION FOR
                               UNDERLYING        EMPLOYEES      EXERCISE OR                                    OPTION TERM (2)
                                OPTIONS        DURING FISCAL    BASE PRICE          EXPIRATION          ---------------------------
         NAME                   GRANTED             YEAR        PER SHARE(1)           DATE               5% ($)           10% ($)
----------------------------  ------------     -------------    ------------       ------------         ---------         ---------
Steven S. Myers ............         --                --              --                   --                --                --

Michael A. Piraino(3) ......     80,004              3.78%         $2.500             12/21/00            10,001            20,001
                                519,996             24.56%         $2.500             12/21/00            65,000           129,999

Ajaykumar K. Patel .........     24,495              1.16%         $1.531              9/30/05            10,369            22,905
                                225,505             10.65%         $1.531              9/30/05            95,458           210,868
                                 25,012              1.18%         $2.500              6/21/05            17,278            38,175
                                 74,988              3.54%         $2.500              6/21/05            51,795           114,452

Cathy L. Wood ..............    250,000             11.81%         $1.531              9/30/10           240,811           610,167

Thomas F. Heinsheimer ......         --                --              --                   --                --                --

Thomas J. Amrhein ..........      7,505               .35%         $2.500              6/21/05             5,184            11,455
                                  5,000               .23%         $2.500              6/21/05             3,454             7,631
                                 22,495              1.06%         $2.500              6/21/05            15,537            34,334
                                 15,000               .71%         $2.500              6/21/05            10,361            22,894

Robert E. Casner ...........      3,752               .18%         $1.531              9/25/05             1,588             3,508
                                 11,248               .53%         $1.531              9/25/05             4,761            10,518
                                  3,762               .18%         $2.500              6/21/05             2,598             5,742
                                 11,238               .53%         $2.500              6/21/05             7,762            17,152


---------------

(1) The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid by delivery of cash or already owned shares, subject to certain conditions. As of April 16, 2001, the last sale price of the Company's Common Stock as quoted on the Nasdaq Stock Market was $1.50.

(2) Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) These stock options were canceled 90 days subsequent to Mr. Piraino's resignation of employment and are no longer outstanding.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

        The following table provides certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000, as well as the number of exercisable and unexercisable in- the-money stock options and their values at fiscal year-end. An option is in- the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                          NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                    DECEMBER 31, 2000            DECEMBER 31, 2000(1)
                               ACQUIRED       VALUE     -----------------------     -------------------------
       NAME                   ON EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------     ----------     --------   ------------------------    -------------------------

Steven S. Myers .........          --            --                --/--                     --/--
Michael A. Piraino ......          --            --                --/--                     --/--
Ajaykumar K. Patel ......          --            --            32,750/422,250                --/--
Cathy L. Wood ...........          --            --                --/250,000                --/--
Thomas F. Heinsheimer ...          --            --                --/--                     --/--
Thomas J. Amrhein .......          --            --            24,250/102,750                --/--
Robert E. Casner ........          --            --            30,750/97,250                 --/--

---------------

(1) Calculated on the basis of $0.87, the closing price of the Company's Common Stock on December 31, 2000, minus the exercise price of the option, multiplied by the number of shares subject to the option.

Employment Agreements and Termination of Employment Arrangements

        The Company entered into an Employment Agreement with Ajay Patel effective May 1, 2000. This Employment Agreement provides for a term that begins on the effective date and continues until January 31, 2003. The Employment Agreement provides for an annual base salary equal to $270,000. In addition, Mr. Patel is eligible to receive an incentive bonus of up to $230,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. The Employment Agreement also provides that, upon the Company's termination of the employee without "cause", as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve
(12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement.

        The Company entered into an Employment Agreement with Thomas Amrhein effective May 1, 2000. This Employment Agreement provides for a two-year term and a base salary equal to $240,000. In addition, Mr. Amrhein is eligible to receive an incentive bonus of up to $200,000, as determined by the Board of Directors with the recommendation of the Chief Executive Officer. The Employment Agreement also provides that, upon the Company's termination of the employee without "cause", as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement.

        The Company, through its SM&A subsidiary, entered into an Employment Agreement with Ronald Oxley effective April 3, 2000. This Employment Agreement provides for a three-year term and a base salary equal to $200,000. In addition, Mr. Oxley is eligible to receive an incentive bonus of up to $200,000, as determined by the Board of Directors with the recommendation of the Chief Executive Officer. The Employment Agreement also provides that, upon the Company's termination of the employee without "cause", as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement,
(ii) the expiration of six (6) months after the effective date of termination,
(iii) the date
upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement.

        The Company entered into an Employment Agreement with Mr. Myers effective February 2000 which was subsequently amended on December 29, 2000. This Amended Employment Agreement provides for a three-year term and a base salary equal to $400,000. In addition, Mr. Myers is eligible to receive an incentive bonus of up to $400,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. The Employment Agreement also provides that, upon the Company's termination of the employee without "cause", as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. See "Board Compensation Committee Report on Executive Compensation."

        The Company entered into an Employment Agreement with Mr. Piraino effective February 2000 which was subsequently terminated by mutual agreement between Mr. Piraino and the Company when Mr. Piraino resigned from his employment with the Company on September 30, 2000. This Employment Agreement provided for a three-year term and an annual base salary equal to $400,000. In addition, Mr. Piraino was eligible to receive an incentive bonus of up to $300,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. Under the Employment Agreement, the Company will continue to pay Mr. Piraino his base salary and certain benefits subsequent to his resignation until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. The Company See "Board Compensation Committee Report on Executive Compensation."

Certain Relationships and Related Transactions

        On September 25, 2000 the Company entered into a Consulting Agreement with Financial Management Partners whereby Cathy L. Wood is to perform the duties of the Company's Interim Chief Financial Officer. Ms. Wood is the President of Financial Management Partners. The Consulting Agreement provides for the payment to Financial Management Partners for Ms. Wood's consulting services at a bi-weekly rate initially equal to $17,500, with a reduction in the bi-weekly rate to $14,000 upon the completion of the Company's fiscal year 2000 debt restructuring. Ms. Wood was also granted an option to purchase 250,000 shares of the Company's Common Stock at an exercise price of $1.53 under the Consulting Agreement. The exercise price of the option was equal to the final price at which the Company's Common Stock was traded at the time of the agreement. The Company considers the fees paid for the consulting services of Ms. Wood to be competitive with those paid for persons providing similar executive experience and service in the context of non-employee consulting.

        On August 31, 2000 the Company entered into a Consulting Services Agreement with The Nagy Group for the provision of services related to assisting the Company in pursuing and evaluating certain restructuring transactions. Albert S. Nagy, a director of the Company during fiscal year 2000 and a director nominee for fiscal year 2001 is the Managing Director of The Nagy Group. The Consulting Services Agreement provides for monthly compensation of $15,000 per month to The Nagy Group. These monthly fees and terms are considered by the Company to be competitive with the rates and terms provided by unaffiliated third parties for similar consulting services.

        In September 1998, Space Applications Corporation ("SAC"), then a wholly-owned subsidiary of the Company, entered into a Common Stock Purchase Agreement with Summit Aviation, Inc. ("Summit"), a company wholly owned by Steven S. Myers, the Company's Chief Executive Officer at such time, pursuant to which Summit purchased from SAC 4,500 shares of common stock of Savant Corporation ("Savant"), for an aggregate purchase price of $2,000,000, of which $200,000 was paid in cash and the remaining $1,800,000 was paid by a promissory note guaranteed by Mr. Myers (the "Note"). The original Note provided for interest at a rate of nine percent (9%) per annum, and was payable in thirty
(30) equal monthly installments of $30,000 each, commencing October 31, 1998, with a final balloon payment of all outstanding principal and interest owing due and payable on March 31, 2001. The terms of the Note were renegotiated in March 1999 to provide for monthly interest payments of thirty day LIBOR until March 31, 2001, with a balloon payment of all outstanding principal and interest owing due and payable on March 31, 2001. The largest aggregate amount of indebtedness outstanding at any time since the beginning of the Company's 1999 fiscal year in connection with this transaction was $1,700,000. As of April 7, 2000, the amount outstanding was $1,400,000.

        The Agreement provides that, if substantially all of the assets of Savant are sold, or if 50% or more of the common stock purchased in the transaction is sold or exchanged in a merger or other reorganization (a "Sale Transaction"), within six months of the date of the Agreement, Mr. Myers would pay to SAC an amount equal to 50% of any amount in excess of $2,000,000 ("Excess Proceeds") payable to Mr. Myers in connection with the Sale Transaction. If the Sale Transaction occurred after six months but within twelve months of the date of the Agreement, Mr. Myers would be required to pay to SAC an amount equal to 25% of any Excess Proceeds. The Note would become payable upon the Sale Transaction if such sale resulted in a payment obligation to Mr. Myers equal to or greater in value than the original principal balance of the Note. The terms of the Agreement were approved by the Company's Board of Directors and considered to be as favorable as would have been obtained from an unaffiliated third party. In December 1998, SAC merged into SM&A Corporation (East), a wholly-owned subsidiary of the Company.

        In June 1998, the Company sold its Turbo Commander aircraft to Summit for $880,000 represented by a promissory note secured by a first priority security interest on the aircraft. The note bears interest at a rate of 8.5% per annum, and was due and payable in full no later than June 25, 1999. The largest aggregate amount of indebtedness outstanding at any time since the beginning of the Company's 1999 fiscal year in connection with this transaction was $880,000. The entire amount of the indebtedness was repaid in April 1999. The terms of such sale were considered by the Company's Board of Directors to be as favorable as would have been obtained from an unaffiliated third party.

        The Company charters aircraft from time to time through Summit, an air service chartering company controlled by Steven S. Myers, the Company's principal shareholder. The terms of use and charter rates paid by the Company are established by Summit, and are considered by the Company to be competitive with charter rates and on terms as favorable as those from unaffiliated third parties for similar aircraft. Charter fees amounted to approximately $148,700 for the fiscal year ended December 31, 2000.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2000, the members of the Compensation Committee were Joseph Fuller, Albert Nagy and Vincent Smith, all of whom were non-employee directors of the Company. None of the members of the Compensation Committee was, at any time during fiscal 2000 or at any other time, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee (the "Committee") of the Board of Directors hereby submits its report concerning the compensation policies of the Company. The Committee oversees the general compensation plan of the Company, sets the specific compensation of Steven S. Myers, the Company's Chief Executive Officer during the fiscal year ending December 31, 2000, and Michael A. Piraino, the Company's former President and Chief Operating Officer who served as such until August 30 of the fiscal year ending December 31, 2000 (the "Senior Executives"), reviews the Chief Executive Officer's recommendations for compensation levels for other executive officers, and oversees the Company's stock incentive plans. During the fiscal year ending December 31, 2000 the Committee was comprised of two non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Policy and Philosophy

        The Company's executive compensation program is designed to align executive compensation with the Company's business strategy and performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with other companies of similar size and service offerings; and
(iii) to motivate executives to enhance long-term shareholder value by building appropriate ownership in the Company.

Executive Compensation Components

        The Company's executive compensation package is comprised of three components: base salary, annual incentive bonuses and stock options.

        Base salaries are the fixed component of the executive officers' compensation package. For fiscal 2000, the Compensation Committee approved the base salaries of the Senior Executives based on (i) salaries paid to executive officers with comparable responsibilities and employed by companies with comparable businesses, (ii) performance and profitability of the Company in fiscal 1999, and (iii) individual performance in fiscal 1998 or, in the case of new hires, market conditions. The Compensation Committee reviews Senior Executives' salaries annually and exercised its judgment based on all of the factors described above in making its decisions. For all other executives, the Committee reviews the Chief Executive Officer's recommendations for base salaries and attempts to establish levels that are consistent with similar companies. No specific formula is applied to determine the weight of each criteria.

        The award of any bonuses to Senior Executives by the Committee is based upon the audited financial results of the Company as compared to the financial goals set by the Company. Additionally, the Committee reviews bonuses for other executives, which are recommended by the Chief Executive Officer and are based on the individual's contribution to the Company.

        A portion of the compensation of executive officers may from time to time be based upon the award of stock options which rely on increases in the value of the Company's Common Stock. In such cases, the issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's shareholders. Under the Company's stock option plan, options are granted from time to time to certain officers, directors and key employees of the Company and its subsidiaries at the fair market value of the Company's Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, the use of stock options represents compensation that is tied to the Company's long-term performance.

        Stock options covering 1,505,000 shares of the Company's Common Stock were granted to the Company's executive officers and stock options covering 612,300 shares of the Company's Common Stock were granted to other employees or directors of the Company during fiscal 2000 under the Company's Amended Stock Option Plan. The number of options granted to each executive officer or employee was based primarily on the executive's or employee's ability to influence the Company's long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value and motivate executive officers to improve long-term stock market performance.

Compensation of Senior Executives

        In November 1997, the Company entered into a two-year employment agreement with Steven S. Myers, the Company's Chief Executive Officer at such time, which provided for an annual base salary of $900,000. In addition, Mr. Myers was eligible to receive, at the discretion of the Compensation Committee, a bonus not to exceed $900,000, and the grant of stock options pursuant to the Company's Amended Stock Option Plan. During 1998, the Committee adjusted Mr. Myers' salary to $550,000. This salary level is more consistent with compensation levels of similar companies, and the adjustment permitted the Company to add to its senior management team without incurring increased compensation expense. In 1999, Mr. Myers did not receive a bonus. In addition to his base salary, Mr. Myers received options to purchase 60,000 shares of the Company's Common Stock, at the closing price of the Company's Common Stock on the date of grant, subject to a four-year vesting schedule. Mr. Myers relinquished these options in October 1999. The Company entered into a new Employment Agreement with Mr. Myers effective February 2000, which as amended provides for a six-year term and an annual base salary of $400,000. Mr. Myers is also eligible to receive a bonus, to be determined by the Board of Directors and the Compensation Committee, not to exceed $400,000.

        In December 1998, the Company entered into a three-year employment agreement with Michael A. Piraino, the Company's President and Chief Operating Officer at such time, which provided for an annual base salary of $300,000. In addition, Mr. Piraino was eligible to receive, at the discretion of the Compensation Committee, a bonus not to exceed $300,000, and the grant of stock options pursuant to the Company's Amended 1997 Stock Option Plan. Mr. Piraino received options to purchase 300,000 shares of the Company's Common Stock in December 1998, at the closing price of the Common Stock on the date of grant. In 1999, Mr. Piraino received a contractually guaranteed minimum bonus in the amount of $100,000. In addition to his base salary, Mr. Piraino received options to purchase 60,000 shares of the Company's common Stock, at the closing price of the Company's Common Stock on the date of grant, subject to a four-year vesting schedule. Mr. Piraino relinquished all of his options in October 1999. The Company entered into a new Employment Agreement with Mr. Piraino effective February 2000 which was terminated when Mr. Piraino resigned on September 30, 2000, which provided for a three-year term and an annual base salary of $400,000. Mr. Piraino was also eligible to receive a bonus, to be determined by the Board of Directors and the Compensation Committee, not to exceed $300,000. Under the terms of Mr. Piraino's 2000 employment contract he is entitled to continued salary payments until the sooner of (i) twelve months from the date of his resignation, (ii) the time at which he obtains new full-time employment, or
(iii) upon the violation of certain non-disclosure or non-competition provisions. As of April 20, 2001 Mr. Piraino has received $97,116 in compensation for fiscal year 2001.

                                          COMPENSATION COMMITTEE:

                                          Joseph Fuller
                                          Albert Nagy
                                          Vincent Smith

Interests of Certain Persons in Matter to be Acted Upon

        All Directors and executive officers of the Company are eligible to participate in the Company's Amended 1997 Stock Option Plan and to receive option grants thereunder and, as of April 12, 2001, the following individuals, each of whom has been a Director or executive officer of the Company at some time since the beginning of the last fiscal year, have received options to purchase shares of the Company's Common Stock pursuant to the Plan: Steven S. Myers, Michael A. Piraino, Ajaykumar K. Patel, Cathy L. Wood, Thomas F. Heinsheimer, Thomas J. Amrhein, Gary Markle, William A. Alberts, Ronald S. Oxley, Robert E. Casner, J. Christopher Lewis, Albert S. Nagy, Vincent C. Smith, Joseph B. Fuller and Luther Nussbaum.

Performance Graph

        Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on The Nasdaq Stock Market (U.S. common stocks), and companies with the same Standard Industrial Classification Code ("SIC Code"), assuming reinvestment of dividends, for the period beginning January 29, 1998 through the Company's fiscal year ended December 31, 2000. The Company's Common Stock was initially offered to the public on January 29, 1998. This graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on January 30, 1998.

                               [PERFORMANCE GRAPH]


                          PERFORMANCE GRAPH COORDINATES


                                            1/29/98        12/31/98        12/31/99         12/31/00
EMERGENT INFORMATION TECHNOLOGIES, INC.     100.00          158.33            51.04            7.29
SIC CODE INDEX                              100.00          221.88           505.60          248.55
NASDAQ MARKET INDEX                         100.00          135.48           238.95          150.19

                                 PROPOSAL NO. 3

               APPROVAL OF AMENDMENT TO THE 1997 STOCK OPTION PLAN

        On March 21, 2001, the Board of Directors approved, subject to the approval of the shareholders, an amendment and restatement of the Company's Amended 1997 Stock Option Plan (the "Option Plan"). The Board of Directors has determined that the interests of the Company and its shareholders can be better served by amending and restating the Option Plan to adopt technical amendments that enhance the Company's efforts to continue providing competitive stock incentives that attract and retain key personnel. The number of shares issuable upon exercise of options is not affected by these amendments.

        The amendment and restatement of the Option Plan also is intended to preserve the Company's ability to claim tax deductions related to options granted under the Option Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related regulations. Under
Section 162(m) of the Code, the Company is not entitled to a federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated officers) in excess of $1 million unless the compensation satisfies certain exceptions. Compensation that is "performance-based" is an exception to this limit. Certain of the amendments to the Option Plan are intended to allow options granted under the Option Plan to continue to qualify as "performance-based" compensation. One of the conditions of this exception is that the shareholders approve the material terms of the Option Plan, as amended.

        The Option Plan was originally adopted on November 19, 1997 and has been subsequently amended several times. The original and continuing purpose of the Option Plan is to attract, retain and provide incentives to key personnel upon whose efforts the Company's success and future growth depends.

        Summary of Amendments to the Option Plan. The Option Plan Amendment changes the Option Plan in the following principal respects:

        - As amended, the Option Plan will provide that no person can be granted options to purchase more than 500,000 shares of Common Stock thereunder.

        - As amended, the Option Plan will require that all incentive stock options have an exercise price per share of Common Stock that is no less than the 100% of fair market value per share on the date of grant. In addition, except in the case of the Chief Executive Officer and the Company's other four most highly compensated officers, the amended Option Plan will require that Nonstatutory Stock Options have an exercise price per share of Common Stock that is no less than 85% of the fair market value per share on the date of grant. In the case of the Chief Executive Officer and the Company's other four most highly compensated officers, the amended Option Plan will require that Nonstatutory Stock Options have an exercise price per share of Common Stock that is no less than 100% of the fair market value per share on the date of grant. Fair market value is generally determined based on the closing price of the Common Stock on any national securities exchange to which the Common Stock is admitted for the last trading date preceding the date of grant.

        The following is a general summary of the Option Plan which is qualified in its entirety by reference to the full text of the Option Plan as proposed to be amended, attached to this Proxy Statement as Exhibit B.

Shares Subject to the Option Plan

        The stock available for issuance under the Option Plan consists of shares of the Company's authorized but unissued Common Stock. The Board of Directors originally reserved an aggregate of 1,500,000 shares of Common Stock for issuance under the Option Plan. Subsequent amendments to the Option Plan increased the number of shares that may be granted under the Option Plan to 4,000,000 shares. If any previously granted option expires or otherwise terminates, in whole or in part, without having been exercised in full, the stock not issued under such option will revert to and again become available for issuance under the Option Plan. The number of shares issuable pursuant to the Option Plan, and the exercise price of such options, is subject to proportional adjustment to reflect stock splits, stock dividends, mergers, consolidations, and similar events. The amendments do not affect the number of shares that may be granted.

Eligibility for Participation

        Options granted under the Option Plan may be either "incentive stock options" (which qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonstatutory stock options. Employees, including officers and directors who are employees, of the Company and its subsidiaries (an "Eligible Employee"), may be granted either incentive or nonstatutory stock options. However, members of the Board of Directors who are not officers or employees of the Company or its subsidiaries, and consultants to the Company and its subsidiaries (together, an "Eligible Director or Consultant"), may only be granted nonstatutory stock options.

        As of March 31, 2001, approximately 597 persons were eligible to participate in the Option Plan, and 2,705,806 shares were subject to outstanding options.

Administration

        The Option Plan is administered by the Board of Directors or by a committee of non-employee directors designated by the Board of Directors. Subject to the terms of the Option Plan, the Board of Directors determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards.

Exercise of Options

        The Board of Directors or committee thereof may provide that the total number of shares of stock subject to an option may vest and become exercisable in periodic installments.

        The exercise price of any incentive stock option granted under the Option Plan may not be less than the fair market value of the shares of Common Stock underlying such option, determined as of the date of grant. If an Eligible Employee possesses at least 10% of the total combined voting power of all classes of the Company's stock at the time of grant of an incentive stock option (a "10% Eligible Employee"), the exercise price may not be less than 110% of the fair market value of the Common Stock underlying the option, determined as of the date of grant. The exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the underlying Common Stock as of the date of grant. The exercise price of an option may be paid in cash or, at the discretion of the Board of Directors or committee, through the delivery of other shares of Common Stock of the Company or delivery to the Company of all or part of an option granted under the Option Plan for cashless exercise. The Board of Directors or committee may provide for other methods of payment upon the exercise of an option.

        As of March 31, 2001, the aggregate fair market value of shares of Common Stock subject to outstanding options under the Option Plan was $3,544,606 based upon the closing sale price of $1.31 on The Nasdaq SmallCap Market on such date.

Expiration of Options

        No option granted under the Option Plan may be made exercisable after the expiration of ten years from the date such option is granted. In addition, any option granted to a 10% Eligible Employee may not be made exercisable after the expiration of five years from the date the option is granted.

        Termination of Employment. Before the expiration date of an option, such option is exercisable by an Eligible Employee or Eligible Director or Consultant while such person continues to be employed by, or is performing services for, the Company or its subsidiaries. Upon the termination of an Eligible Employee's employment or the termination of an Eligible Director or Consultant's relationship with the Company or its subsidiaries (other than termination by death or disability), an option may be exercised (to the extent exercisable at the date of termination) within the earlier of ninety (90) days after such termination of employment or relationship, or the expiration date of the option as provided in the option agreement.

        Death or Disability. In the event an Eligible Employee's employment or Eligible Director or Consultant's relationship with the Company or its subsidiaries terminates by reason of disability, the option may be exercised (to the extent exercisable at the date of termination) within the earlier of six (6) months following such termination or the expiration date of the option as provided in the option agreement. Following the death of an Eligible Employee or Eligible Director or Consultant, the option may be exercised (to the extent exercisable at the date of death) by the optionee's estate on the earlier of twelve (12) months from the date of death or the expiration date of such option as provided in the option agreement.

        Options which are not exercisable by an Eligible Employee or Eligible Director or Consultant at the time of termination of employment or termination of relationship with the Company or its subsidiaries will terminate as of the date of termination of employment or relationship, and will not be exercisable.

Corporate Change

        Upon a dissolution, a liquidation or a sale of substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of Common Stock of the Company are converted into other property (collectively, a "Corporate Change"), the surviving entity must assume any outstanding options under the Option Plan or substitute similar options for such options, or the options will remain in full force and effect. If the surviving entity refuses to continue such options or substitute similar options, then the time in which such options are exercisable will be accelerated and the options will terminate to the extent not exercised prior to the occurrence of a Corporation Change.

Amendments

        The Board of Directors may at any time amend, suspend or terminate the Option Plan, subject to the following: (i) no amendment or termination may, without the consent of an optionee, adversely affect the rights of the optionee under any option then outstanding, and (ii) approval by the Company's shareholders is required for an amendment increasing the maximum number of shares of Common Stock that may be issued under the Option Plan.

Term of Option Plan

        Unless terminated earlier as provided in the Option Plan, the Option Plan will terminate on October 1, 2007, which is ten years from the date the Option Plan was first adopted by the Board.

Federal Income Tax Information

        Incentive stock options. An optionee will not recognize taxable income upon the grant or the exercise of an incentive stock option, and the Company will not be entitled to an income tax deduction as the result of the grant or exercise of an incentive stock option. Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of an incentive stock option will be long-term capital gain or loss if the sale is made after the later of (a) two years from the date of grant of the option or (b) one year from the date of exercise of the option.

        If an optionee sells Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of both of the periods described in (a) and (b) above, the sale will be a "disqualifying disposition" under the federal tax laws. The optionee will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the difference between the exercise price of the incentive stock option and the fair market value of the shares of the Company's Common Stock on the date of exercise of the incentive stock option. However, the amount of ordinary income recognized by the optionee generally will not exceed the difference between the amount realized on the sale and the exercise price. The Company will be entitled to an income tax deduction equal to the amount taxable to the optionee. Any additional gain recognized by the optionee upon the disqualifying disposition will be taxable as long-term capital gain if the shares of Common Stock have been held for more than one year before the disqualifying disposition or short-term capital gain if the shares of Common Stock have been held for less than one year before the disqualifying disposition.

        The amount by which the fair market value, determined on the date of exercise, of the shares of Common Stock purchased upon exercise of an incentive stock option exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the incentive stock option is exercised.

        Nonstatutory stock options. As with an incentive stock option, an optionee will not recognize taxable income on the grant of a nonstatutory stock option, and the Company will not be entitled to an income tax deduction as the result of the grant of a nonstatutory stock option. Unlike an incentive stock option, however, upon the exercise of a nonstatutory stock option, the optionee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price. This income is part of the optionee's "wages" for which the Company is required to withhold federal and state income as well as employment taxes.

        Upon the sale of shares of Common Stock acquired upon the exercise of a nonstatutory stock option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise. If the optionee has held the shares for more than one year at the time of the sale, the capital gain or loss will be long-term, otherwise the capital gain will be short-term.

New Plan Benefits

        The following table sets forth information concerning stock options granted pursuant to the Option Plan from January 1, 2000 through December 31, 2000 to (i) the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.


                                                                                    NO. OF SHARES           AVERAGE
                                                                                      SUBJECT TO          EXERCISE PRICE
            NAME                                  TITLE                            OPTIONS GRANTED (#)     PER SHARE ($)
----------------------------     ------------------------------------------        -------------------    --------------
Steven S. Myers.............     Chairman of the Board of Directors,                           --                --
                                 President and Chief Executive Officer
Michael A. Piraino(1).......     Former Chief Executive Officer, President,               600,000              2.50
                                 Acting Chief Financial Officer, Secretary,
                                 Director
Thomas F.                        Former Senior Vice President, Chief                           --                --
   Heinsheimer(2)...........     Technology Officer
Ajaykumar K. Patel..........     Executive Vice President and Chief                       350,000              1.81
                                 Operating Officer
   Cathy L. Wood(3).........     Interim Chief Financial Officer and                      250,000              1.53
                                 Secretary
Thomas J. Amrhein...........     Group President and General Manager                       50,000              2.50
   Ronald S. Oxley..........     Group President and General Manager                      100,000              3.81
   Robert E. Casner.........     Group President and General Manager                       30,000              2.02

All current executive officers as group
   (6 persons).............................................................               780,000              2.35
All current directors (other than executive
   officers) as a group (5 persons)........................................               350,000              2.08
All employees (including all current officers who
   are not executive officers) as a group
   (approximately ___ persons).............................................               612,300            [    ]


---------------

(1) Mr. Piraino resigned as Chief Executive Officer, President, Acting Chief Financial Officer, Secretary and Director of the Company in August 2000.

(2) Mr. Heinsheimer resigned as Senior Vice President and Chief Technology Officer as of May 3, 2000.

(3) Ms. Wood became the Company's Interim Chief Financial Officer on September 25, 2000.

        No person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Plan during that period.

        The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve amendment of the Option Plan.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OPTION PLAN. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE OPTION PLAN UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                 PROPOSAL NO. 4

      APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED STOCK PURCHASE PLAN

        On March 21, 2001 the Board of Directors approved an amendment to the Company's Amended and Restated Employee Stock Purchase Plan (the "Amended ESPP"). The amendment increases the number of shares of Common Stock that may be issued under the Amended ESPP from 750,000 to 950,000 and is subject to shareholder approval. This amendment to the Amended ESPP is being proposed to allow future grants to employees. No other amendments to the Amended ESPP are proposed for shareholder approval.

        The Board of Directors originally approved an Employee Stock Purchase Plan (the "Original ESPP") on January 22, 1999, authorizing the issuance of up to 250,000 shares of the Company's Common Stock pursuant to the Original ESPP. The shareholders of the Company approved the Original ESPP at the Annual Meeting of Shareholders held on May 18, 1999. On August 2, 2000, the Board of Directors of the Company approved, subject to shareholder approval, the Amended ESPP which, among other things, permits the purchase of fractional shares. The Amended ESPP was approved by the holders of an aggregate of approximately fifty-three percent (53%) of the Company's Common Stock by written consent as of September 19, 2000. In accordance with the 1934 Act, the Amended ESPP became effective twenty (20) days after an Information Statement, filed pursuant to
Section 14c of the 1934 Act, was prepared and mailed to the Company's shareholders.

        As of March 31, 2001, 169,755 shares remained available for purchase under the ESPP. Unless additional shares are approved for issuance under the Amended ESPP, it is possible that there will not be sufficient approved shares available for the scheduled purchase by ESPP participants on June 30, 2001.

        The ESPP was adopted by the Board of Directors to provide a means by which employees of the Company and its subsidiaries will be given an opportunity to purchase stock in the Company at a discount from the market price, to attract and retain employees, and to increase employee morale.

        The ESPP permits participants to purchase shares of the Company's Common Stock directly from the Company by authorizing payroll withholdings over a predetermined period (each, an "Offering Period"), and purchase such shares at the end of each Offering Period with the payroll amounts withheld. Such purchase rights are granted solely to eligible employees of the Company and its subsidiaries. The Amended ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        The following is a general summary of the Amended ESPP, which is qualified in its entirety by reference to the full text of the Amended ESPP, attached to this Proxy Statement as Exhibit C.

Administration

        The Amended ESPP is administered by the Board of Directors, or a committee thereof, which has the final power to construe and interpret the Amended ESPP and the rights granted under it. The Board of Directors has the power, subject to the provisions of the Amended ESPP, to interpret and apply the Amended ESPP and to establish rules and procedures for the administration of its responsibilities under the Amended ESPP.

Shares Subject to the Amended ESPP

        Subject to approval by the Company's shareholders, the maximum number of shares of Common Stock available for sale under the Amended ESPP is 950,000, which number is subject to proportional adjustment to reflect stock splits, stock dividends, mergers, consolidations, and similar events. The shares to be sold to the Participants (as defined herein) will be issued by the Company. In the event that insufficient shares of Common Stock are available under the Amended ESPP for a full allocation of shares to all Participants on a Purchase Date (as defined herein), the Company will make a pro rata allocation of the shares remaining available for issuance, and return to each Participant any unused payroll deductions.

Eligibility

        Any person currently employed by the Company or its subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or its subsidiaries (an "Employee") may participate in the Amended ESPP.

        Notwithstanding the foregoing, no Employee is eligible for the grant of any rights under the Amended ESPP if, immediately after such grant, such Employee would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including any stock which such Employee may purchase under all outstanding rights and options). In addition, no Employee may be granted rights that would permit such Employee to buy more than $21,250 worth of Common Stock (determined at the fair market value of the Common Stock on the first day of an Offering Period) under all employee stock purchase plans of the Company in any calendar year, and no Employee may purchase more than 5,000 shares of Common Stock on each Purchase Date under the Amended ESPP.

        As of March 31, 2001, approximately 457 of the Company's employees were eligible to participate in the Amended ESPP.

Participation In The Amended ESPP

        An Employee who has satisfied the eligibility requirements may participate in the Amended ESPP (a "Participant") by delivering an election notice form to the Company, authorizing payroll deductions and designating the amount of payroll deductions to be made from the Participant's paycheck. The amount of payroll deductions must be in whole percentages, not to exceed fifteen percent (15%). Payroll deductions will begin on the first day of each Offering Period (January 1 and July 1) (an "Enrollment Date") following the filing of an election notice form with the Company.

        The Company will establish and maintain a separate account for each Participant (the "Account"), and all payroll deductions made for a Participant will be credited to such Participant's Account and deposited with the general funds of the Company. No interest will be paid or allowed on amounts credited to a Participant's Account, and a Participant may not make any additional payments to such account.

        On the last day of each Offering Period (June 30 and December 31) (a "Purchase Date"), each Participant will have the right to purchase from the Company, at the purchase price discussed below, that number of shares of Common Stock (including fractional shares) that can be purchased or issued by the Company with the amounts held in such Participant's Account.

Purchase of Shares Under the Amended ESPP

        A Participant who does not, prior to a Purchase Date, notify the Company that such Participant does not want to purchase any shares of Common Stock pursuant to the Amended ESPP or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, will be deemed to elect to purchase the maximum number of shares of Common Stock (including fractional shares) purchasable with the amounts held in such Participant's Account. Any amounts in an Account not used on a Purchase Date will remain in such Account and be eligible to purchase Common Stock on a subsequent Purchase Date.

Purchase Price

        The purchase price for the Common Stock purchased pursuant to the Amended ESPP (the "Purchase Price") shall be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the Enrollment Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

        The "Fair Market Value" means the value of the Common Stock determined as follows:

        (a) If the Common Stock is listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price for such stock on the date of valuation on the Nasdaq National Market or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on the Nasdaq National Market or such exchange on the next preceding day on which a sale occurred.

        (b) If the Common Stock is not then listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

        (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding.

        As of March 31, 2001, the closing price of the Company's Common Stock on the Nasdaq National Market was $1.31 per share.

Delivery of Stock

        Shares of the Company's Common Stock acquired under the Amended ESPP are issued directly to a contract administrator ("Administrator") engaged by the Company to administer the Amended ESPP, and are held in the name of the Administrator for the benefit of the Amended ESPP. Only whole shares of the Company's Common Stock are issuable to a Participant upon a share withdrawal. A payment will be made to the Participant for any fractional shares of the Company's Common Stock owned by the Participant. The payment is computed using the Fair Market Value of a share of the Company's Common Stock on the date the withdrawal is processed by the Company. For shares of the Company's Common Stock sold by a Participant from his or her account maintained by the Administrator, the Participant will receive credit for all whole and fractional shares at the actual price for which the shares were sold.

Withdrawal

        A Participant may withdraw the amounts held in such Participant's Account at any time prior to the Purchase Date of an Offering Period by delivering a written notice of withdrawal to the Company. The entire balance of the Account will be paid to the Participant, and the Participant will cease to participate in the Amended ESPP for the remainder of the Offering Period in which the withdrawal notice was given. An Employee who has withdrawn at least thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Amended ESPP for the remainder of the Offering Period, but may then be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new election notice form to the Company. An Employee who has withdrawn less than thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Amended ESPP for the remainder of the Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new election notice form to the Company.

Expiration of Rights

        A Participant's participation in the Amended ESPP terminates upon termination of such Participant's employment with the Company or its subsidiaries for any reason. Upon such termination, the entire balance of such Participant's Account will be paid to the Participant or his or her beneficiary, without interest.

        A Participant may designate a beneficiary who is to receive any shares of Common Stock purchased under the Amended ESPP or any cash from the Participant's Account in the event of such Participant's death. If no beneficiary is designated, any cash or shares will be delivered to the executor or administrator of the Participant's estate.

Corporate Change

        Upon a merger or consolidation in which the Company is not the surviving entity, or the sale of substantially all of the assets of the Company or a reverse merger in which the Company is the surviving entity (a "Corporate Change"), either (i) the surviving corporation shall assume the rights previously granted pursuant to the Amended ESPP or substitute new rights covering the shares of the successor corporation, with appropriate adjustments to the number and kind of shares and prices, or (ii) the Amended ESPP and rights previously granted pursuant to the Amended ESPP will continue in full force. If a surviving corporation refuses to assume or continue the Amended ESPP, or to substitute similar options, then any rights outstanding will be exercised automatically as if the effective date of the Corporate Change were a Purchase Date, unless a Participant withdraws from the Amended ESPP prior to such effective date.

Amendments and Termination

        The Company may amend, modify or terminate the Amended ESPP at any time. Unless terminated earlier pursuant to the terms of the Amended ESPP, the Amended ESPP will terminate on December 31, 2008. Upon termination of the Amended ESPP, all benefits will become payable immediately.

        The Company may make the following amendments to the Amended ESPP, provided that the Company obtain the prior approval of the Company's shareholders:

        (a) Amendments that increase the number of shares of Common Stock that may be issued under the Amended ESPP;

        (b) Amendments that materially modify the eligibility requirements for participation in the Amended ESPP; and

        (c) Amendments that increase the benefits that accrue to Participants under the Amended ESPP.

Restrictions on Transfer

        Rights granted under the Amended ESPP are not transferable other than by will or the laws of descent and distribution, and during an Employee's lifetime, may be exercised only by the Employee to whom such rights are granted.

Federal Income Tax Information

        The Amended ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no income will be taxable to a Participant at the time the shares of Common Stock are purchased from the Company pursuant to the Amended ESPP, and no income will be taxable to a Participant until disposition of the shares acquired. The method of taxation upon disposition will depend upon the holding period of the purchased shares.

        If the Common Stock is disposed of at least two (2) years after the Enrollment Date and at least one (1) year after the Purchase Date, or in the event of a Participant's death while owning such shares, then the lesser of (a) the fifteen percent (15%) excess of the Fair Market Value of the Common Stock at the time the option was granted over the Purchase Price, or (b) the excess of the Fair Market Value of the Common Stock at the time of the disposition over the Purchase Price, will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss.

        If the Common Stock is disposed of before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), then the entire excess of the Fair Market Value of the stock on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the Common Stock is disposed of for less than the Fair Market Value on the Purchase Date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sale price and the Fair Market Value of the stock on the Purchase Date.

        There are no federal income tax consequences to the Company by reason of the grant or purchase of rights under the Amended ESPP. The Company will be entitled to a deduction, however, to the extent that a Participant recognizes ordinary income on a Disqualifying Disposition of the shares.

New ESPP Benefits

        Participation in the Amended ESPP is voluntary and is dependent upon each eligible Employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended ESPP are not determinable.

Required Vote of Shareholders

        The approval of a majority of the shares of Common Stock is required to approve the proposed amendment to the Amended ESPP increasing the number of shares available for issuance thereunder.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF AMENDMENT OF THE AMENDED ESPP. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE AMENDED ESPP UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                  SECTION 16(a)

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


        Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company's directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Such persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

                             AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed the Company's audited statements for the year ended December 31, 2000. In conjunction with its review, the Audit Committee has met with the management of the Company to discuss the audited financial statements. In addition, the Audit Committee has discussed with the Company's independent auditors, KPMG LLP ("KPMG"), the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from KPMG required by the Independence Standards Board No. 1. The Audit Committee has also discussed with KPMG its independence from management and the Company. KPMG has full and free access to the Audit Committee.

        Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                             AUDIT COMMITTEE:

                             J. Christopher Lewis
                             Joseph Fuller
                             Vincent Smith

                             INDEPENDENT ACCOUNTANTS

        The Audit Committee is exploring the possibility of appointing a new accounting firm to serve as the Company's independent auditors for its 2001 fiscal year. KPMG, the Company's independent auditors for fiscal year 2000, currently remain as the Company's independent auditors at this time. The Audit Committee is soliciting proposals from certain large firms at this time, but no firm has been chosen to date. A member of KPMG is not expected to be present at the Annual Meeting, but if such a member is present that member will have an opportunity to make a statement if so desired, and should be available to respond to appropriate questions regarding KPMG's audit of the Company's 2000 financial statements.

Audit Fees

        The aggregate fees billed for the professional services rendered by KPMG for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the Company's financial statements included in the Company's Forms 10-Q for fiscal year 2000 totaled $343,000.

Financial Information System Design and Implementation Fees

        The Company did not incur any fees for professional services rendered in information systems design and implementation during the 2000 fiscal year.

All Other Fees

        The aggregate fees billed for services rendered in year 2000 by KPMG, other than the services covered in the paragraph above headed Audit Fees totaled $305,000.

Audit Committee Consideration

        The Company's Audit Committee has considered whether KPMG's provision of the services which generated the Audit and Other Fees reported above is compatible with maintaining KPMG's independence as the Company's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time Permanent Employees

        KPMG's services rendered in performing the Company's audits for fiscal year 2000 were performed by full time, permanent employees and partners of KPMG.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

        Shareholders are advised that any shareholder proposal intended for consideration at the next Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than January 20, 2002 to be included in the proxy material for next year's Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                  OTHER MATTERS

        The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

                THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                     By Order of the Board of Directors,

                                     /s/ Cathy L. Wood, Secretary

Newport Beach, California
April __, 2001

                                                                       EXHIBIT A

                      CHARTER OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                     EMERGENT INFORMATION TECHNOLOGIES, INC.


     I. MEMBERSHIP

        The Compensation Committee shall consist of at least two non-employee Board members appointed by the Board. A "non-employee" Board member shall not be eligible to serve on the Compensation Committee unless he or she can establish that he or she:

        -       is not a current employee;

        - is not a former employee currently receiving compensation for prior services; and

        - does not receive compensation, directly or indirectly (other than certain de minimis compensation), for services in any capacity other than as a Board member.

     II. FUNCTIONS

        The Compensation Committee shall provide guidance and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. Except as set forth herein, the Compensation Committee's actions will generally relate to overall considerations, policy, and strategy.

        A. The Compensation Committee shall have sole and exclusive authority to administer the Amended 1997 Stock Option Plan with respect to the Company's executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16").

        B. The Compensation Committee shall have sole and exclusive authority to establish the compensation payable to the Company's executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, including the adjustment of base salary each year, the implementation and administration of incentive compensation programs for such individuals and the authorization of all awards to such individuals under these incentive programs.

        C. The Compensation Committee shall have overall responsibility for the administration of all of the Company's employee benefit plans.

        D. The Compensation Committee shall approve all perquisites, equity incentive awards, special cash payments or loans made or paid to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

        E. The Compensation Committee shall assist the Board in succession planning for executive officers.

        F. The Compensation Committee shall perform any other responsibilities from time to time assigned by Board resolution.

     III. MEETING

        A. The Compensation Committee shall meet with the Chief Executive Officer prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year.

        B. At the end of each fiscal year, the Compensation Committee shall meet to review the performance of executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 under those programs and award bonuses thereunder. At that time, the Compensation Committee shall also adjust base salary levels for executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, and review the overall performance of the Company's employee benefit plans.

        C. The Compensation Committee shall also meet as and when necessary to administer the Amended 1997 Stock Option Plan with respect to executive officers and employee Board members subject to the short-swing profit restrictions of
Section 16.

        D. The Compensation Committee shall convene periodically as necessary to act upon any other matters within its jurisdiction under this charter.

     IV. MINUTES

        Minutes shall be kept of each meeting of the Compensation Committee and will be provided to each member of the Board of Directors. Any action of the Compensation Committee, other than equity incentive awards under the Amended 1997 Stock Option Plan to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, shall be subject to revision, modification or rescission by the Board of Directors.

                                                                       EXHIBIT B


                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN


1.      Purposes.

        (a) The purpose of the Plan is to provide a means by which selected employees, Directors and Consultants of the Company and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Incentive Stock Options and Nonstatutory Stock Options, as defined below.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants of the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or the Committee, be either Incentive Stock Options and Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a certificate or certificates will be issued for shares purchased on exercise of such Options.

2.      Definitions.

        (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Committee" means a Committee appointed by the Board in accordance with Section 3(c) of the Plan.

        (e) "Company" means Emergent Information Technologies, Inc., a California corporation, (formerly known as SM&A Corporation).

        (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave exceeding three (3) months shall be considered an interruption in the Continuous Status as an Employee, Director or Consultant, as applicable, unless reemployment upon the expiration of such leave is guaranteed by contract, Company policies or statute.

        (h) "Director" means a member of the Board.

        (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (k) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

                  (i) If the Common Stock is admitted to trading or listed on a national securities exchange, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                  (ii) If not listed or admitted to trading on any national securities exchange, the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

                  (iii) If not traded or listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

                  (iv) If the Common Stock is not included in (i), (ii) or (iii) above, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

If the national securities exchange, Nasdaq National Market, NSM, or NASD as applicable, are closed on such date, the "Fair Market Value" shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

        (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (o) "Option" means a stock option granted pursuant to the Plan.

        (p) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (q) "Optionee" means an Employee, Director or Consultant who is granted Options.

        (s) "Plan" means this Amended and Restated 1997 Stock Option Plan.

        (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3.

        (u) "Securities Act" means the Securities Act of 1933, as amended.

3.      Administration.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how Options shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, the provisions of each Option granted (which need not be identical), including the vesting schedule for the Options, and the number of shares underlying such Options to be granted to each such person;

                  (ii) To interpret the Plan and Options granted under it, and to establish, amend and revoke rules and procedures for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

                  (iii) To amend the Plan as provided in Section 12; and

                  (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), provided, however, that the Board may administer the Plan for any grants to Participants who are not subject to Code Section 162(m). The Board may remove members from, or add members to, the Committee at any time. The Board may also abolish the Committee at any time and revest in the Board the administration of the Plan. To the extent possible and advisable, the Committee shall be composed of individuals that satisfy Rule 16b-3 and Code Section 162(m). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

4.      Shares Subject to the Plan.

        (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate Four Million (4,000,000) shares of the Company's Common Stock (or such lesser number of shares as is permitted under Section 260.140.45 of Title 10 of the California Code of Regulations, if applicable, or other comparable or applicable state law, if any). The maximum number of shares of the Company's Common Stock that may be issued to a single Optionee is Five Hundred Thousand (500,000).

        (b) If any Option shall for any reason expire or otherwise terminates, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (c) If an Optionee surrenders any shares of stock issued pursuant to Options as payment of the purchase price of other shares of stock acquired pursuant to Options, the shares so surrendered shall revert to and again become available for issuance under the Plan.

        (d) If the Company reacquires any shares of stock issued pursuant to Options or withholds any shares of stock issued pursuant to Options to pay withholding taxes in connection with the exercise of Options, the shares so acquired or withheld shall revert to and again become available for issuance under the Plan.

5.      Eligibility.

        (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors or Consultants.

        (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates ("Ten Percent Owner") unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the term of such Incentive Stock Option is no more than five (5) years.

6.      Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) Term. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted. The date of grant of an Option will be the date on which the Board or the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Board or the Committee.

        (b) Price.

               (i) No Option shall have an exercise price that is less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

               (ii) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted and one hundred ten percent in the case of a Ten Percent Owner.

               (iii) The exercise price of each Option granted to the Chief Executive Officer of the Company or any employee whose total compensation for the fiscal year in which such Option is granted is required to be reported to shareholders under the Exchange Act by reason of such employee being among the four (4) highest compensated officers (other than the Chief Executive Officer) of the Company for such fiscal year shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted., if it is intended that the Option be exempt from the million dollar compensation deduction limitation of Code Section 162(m).

        (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company other shares of Common Stock of the Company (provided that the shares have been held for the period required (if any) to avoid a charge to the Company's reported earnings), (iii) at the time of the exercise of the Option, by delivering to the Company all or any part of an Option granted under this Plan for a cashless exercise (provided that such cashless exchange will not result in a charge to the Company's reported earnings), or (iv) by tendering any other form of legal consideration that may be acceptable to the Board. For the purposes of this paragraph, a "cashless exercise" shall be effected by one of the following methods:

               (i) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay the total exercise price for all shares so purchased, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward such total exercise price directly to the Company; or

               (ii) through a "margin" commitment from the Optionee and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total exercise price for all shares so purchased, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward such total exercise price directly to the Company.

        (d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

        (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). However, any Optionee who is not an Officer or Director of, or a Consultant to, the Company shall have the right to exercise such Option at the rate of at least twenty percent (20%) per year over the five years from the date the Option is granted, subject to reasonable conditions such as continued employment. The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Notwithstanding any vesting provided for in the Option Agreement, no Option may be exercised for (i) less than One Hundred (100) shares of Common Stock of the Company or, if less, the remaining number of shares available under the Option, or, if less, or (ii) fractional shares of Common Stock of the Company.

        (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable (unvested) portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable (unvested) portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the vested portion of his or her Option within the time specified herein, the Option shall terminate, and the shares covered by the vested portion of such Option shall revert to and again become available for issuance under the Plan.

        (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable (unvested) portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by the vested portion of such Option shall revert to and again become available for issuance under the Plan.

7.      Cancellation and Regrant of Options.

        The Board or the Committee shall have the authority to effect, after taking into account the possible adverse accounting consequences, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan, and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a Ten Percent Owner not less than one hundred ten percent (110%) of the Fair Market Value, determined in accordance with the rules in Code Section 424(h) and the regulations thereunder.

8.      Covenants of the Company.

        The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options. However, this undertaking shall not require the Company to register under the Securities Act either the Plan, any Options, or any stock issued or issuable pursuant to any such Options. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.      Use of Proceeds from Stock.

        Proceeds from the sale of Common Stock upon exercise of the Options shall constitute the general funds of the Company.

10.     Miscellaneous.

        (a) Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (b) Nothing in the Plan or any Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Options with or without cause.

        (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are granted are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (d) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may, at the discretion of the Board, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (i) tendering cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise or acquisition of stock under the Option provided that such arrangement will not result in a charge to the Company's reported earnings; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company that have been held for the period required (if any) to avoid a charge to the Company's reported earnings. The exercise of the Option shall be conditioned upon the receipt by the Company of satisfactory evidence of the Optionee's satisfaction of any withholding obligations.

11.     Adjustments Upon Changes in Stock.

        (a) Subject to any required action by shareholders, the number of shares which may be purchased upon the exercise of each outstanding Option shall be proportionately increased or decreased upon the occurrence of any change, increase or decrease in the number and type of issued shares of Common Stock of the Company without receipt of consideration by the Company, that results from a stock split, a reverse stock split, a stock dividend, a merger, consolidation, reorganization or reincorporation, a recapitalization, a combination or reclassification of shares, change in corporate structure or other like capital adjustment, so that upon the exercise of each Option the holders of such Options shall receive the number and type of securities which the holders would have received had the Options been exercised on the date preceding such change, increase or decrease. In the event of any such adjustment, the exercise price for each share shall be likewise adjusted in inverse proportion to the increase or decrease in the number of shares purchasable.

        (b) In the event of: (i) a dissolution, liquidation or sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law:
(A) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (B) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options vest shall be accelerated so that on the third (3rd) business day prior to such event such Options become fully exercisable. Any Options subject to such accelerated vesting shall terminate upon the happening of such event if not exercised prior to such event.

12.     Amendment of the Plan.

        (a) The Board at any time, and from time to time, may amend the Plan, provided that the implementation of such amendment complies with all applicable law.

        (b) Without the approval of the majority of the shareholders of the Company, the Board may not amend the provisions of this Plan regarding:

               (i) The class of individuals entitled to receive Incentive Stock Options; or

               (ii) The maximum number of shares of Common Stock that may be issued under the Plan, except as provided in Section 11 of this Plan.

        (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Option was granted, and (ii) such person consents in writing.

13.     Termination or Suspension of the Plan.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 1, 2007. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent to the person to whom the Option was granted.

14.     Financial Information.

        The Company will provide to each Optionee financial statements of the Company at least annually in accordance with Section 260.140.46 of Title 10 of the California Code of Regulations.

15.     Notice of Disqualifying Disposition.

        An Optionee must notify the Company if the Optionee disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the disposition.

                                                                       EXHIBIT C


                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

    Emergent Information Technologies, Inc., a California corporation (the "Company"), originally adopted an Employee Stock Purchase Plan effective as of March 1, 1999, and amended the plan effective as of July 1, 1999. The Plan was amended again on November 1, 2000. This Amended and Restated Employee Stock Purchase Plan (the "Plan") is effective as of March 21, 2001.

                                    ARTICLE 1
                               PURPOSE OF THE PLAN

        1.1 Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and the Company's subsidiaries as the Company's Board of Directors (the "Board of Directors" or the "Board") may from time to time designate (each a "Designated Subsidiary," and collectively, "Designated Subsidiaries"), may acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company ("Company Stock"). The Plan is hereby established by the Company to permit employees to subscribe for, and purchase directly from the Company, shares of the Company Stock at a discount from the market price and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Accordingly, the provisions of the Plan shall be administered, interpreted, and construed in a matter consistent with the requirements of that section of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

                                    ARTICLE 2
                                   DEFINITIONS

        2.1 Compensation. "Compensation" means wages, tips, overtime pay, bonuses, commissions, and other Compensation reported on Form W-2. Compensation shall include any amounts contributed by the Employer pursuant to a salary reduction agreement that is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(g)(3), 402(h)(1)(B), 403(b), 414(h)(2), or 457(b). Compensation excludes the sum of all of the following items, even if otherwise includible in gross income: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits; (iii) moving expenses; (iv) deferred compensation; and (v) welfare benefits.

        2.2 Eligibility Date. "Eligibility Date" means ninety (90) calendar days from an Employee's initial date of employment with the Company or any of its Designated Subsidiaries.

        2.3 Employee. "Employee" means each person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to federal withholding of income or employment taxes, but excluding any persons employed by the Company or any Designated Subsidiary on a part-time (less than 20 hours per week) or temporary basis.

        2.4 Enrollment Date. "Enrollment Date" means the first day of each Offering Period (January 1 and July 1) under the Plan. However, for the first Offering Period, the Enrollment Date shall be July 1, 1999 and shall extend through July 31, 1999.

        2.5 Five Percent (5%) Owner. "5% Owner" means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock and/or hold outstanding options to purchase Company Stock possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

        2.6 Offering Period. "Offering Period" means either of the six-month periods from January 1 through June 30 and July 1 through December 31 of each year. The first Offering Period shall commence on July 1, 1999 and shall end December 31, 1999.

        2.7 Participant. "Participant" means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

        2.8 Purchase Date. "Purchase Date" means the last day of each Offering Period (i.e., June 30 or December 31).

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

        3.1 Eligibility. Subject to limitations imposed by Section 423(b) of the Code, each Employee of the Company or any Designated Subsidiary may become a Participant in the Plan on the Enrollment Date coincident with or next following the Eligibility Date.

        3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Company's stock purchase coordinator, as designated by the Company, of an election notice form provided by the Company (the "Election Notice Form") authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Enrollment Date coincident with or next following the filing of the Participant's Election Notice Form and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Election Notice Form providing for a change in the Participant's payroll deduction rate in accordance with Section 5.

        3.3 Special Rules. Under no circumstances shall:

               (a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

               (b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. "Aggregate Maximum" means an amount equal to $21,250 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Enrollment Date) during each calendar year; or

               (c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 5,000 shares, subject to periodic adjustments under Section 10.4.

                                    ARTICLE 4
                                 OFFERING PERIOD

    The initial grant of the right to purchase Company Stock under the Plan shall occur on July 1, 1999 and terminate on December 31, 1999. Thereafter, the Plan shall provide for Offering Periods commencing on each Enrollment Date and terminating on the next following Purchase Date.

                                    ARTICLE 5
                               PAYROLL DEDUCTIONS

        5.1 Participant Election. Upon completion of the Election Notice Form, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Election Notice Form shall be effective as of the next payroll period and shall continue until terminated or altered in accordance with Section 5.2 below.

        5.2 Changes in Election. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in
Article 8. A Participant may increase or decrease the rate of payroll deductions once during each Offering Period by completing and delivering to the Company's stock purchase coordinator a new Election Notice Form setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the stock purchase coordinator a new Election Notice Form setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Election Notice Form.

        5.3 Participant Accounts. The Company shall establish and maintain a separate account ("Account") for each Participant. The amount of each Participant's payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant's Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

                                    ARTICLE 6
                            GRANT OF PURCHASE RIGHTS

        6.1 Right to Purchase Shares. On each Purchase Date, each Participant shall have the right to purchase at the price determined under Section 6.2 that number of shares (including fractional shares) of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his or her Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, such amounts shall remain in the Participant's Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

        6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:

               (a) 85% of the Fair Market Value of Company Stock on the Enrollment Date; or

               (b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

        6.3 Fair Market Value. "Fair Market Value" shall be determined as follows:

               (a) If the Company Stock is then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the NASDAQ National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the NASDAQ National Market or such exchange on the next preceding day on which a sale occurred.

               (b) If the Company Stock is not then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

               (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (see Section 7.2) using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

                                    ARTICLE 7
                                PURCHASE OF STOCK

        7.1 Purchase of Company Stock. A Participant who does not, prior to a Purchase Date, notify the Company that such Participant does not want to purchase any shares of Company Stock pursuant to the Plan or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, shall be deemed to elect to purchase the maximum number of shares of Company Stock (including fractional shares) purchasable with the amounts held in such Participant's Account, at the purchase price determined under Section
6.2 above and, on each Purchase Date, the Plan shall purchase such shares on behalf of such Participant. In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant's Account and carried forward to the next Offering Period. The Board or a Committee may, in its discretion, limit the purchase of Company Stock to only whole shares and not fractional shares.

        7.2 Delivery of Company Stock.

               (a) Company Stock acquired under the Plan shall be issued directly to a contract administrator (the "Administrator") engaged by the Company to administer the Plan under Article 9. All Company Stock so issued ("Plan Held Stock") shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants that shall reflect each Participant's interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock (including fractional shares) that are being held by the Administrator for the benefit of each Participant.

               (b) For share withdrawals, only whole shares of Company Stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares. A payment will be made to a Participant for any fractional shares of Company Stock owned by the Participant. This payment shall be computed using the Fair Market Value of a share of Company Stock on the date the withdrawal is processed by the Company's stock purchase coordinator. For shares of Company Stock sold by a Participant from his or her account maintained by the Administrator, the Participant shall receive credit for all whole and fractional shares at the actual price for which the shares were sold.

                                    ARTICLE 8
                                   WITHDRAWAL

        8.1 In Service Withdrawal. At any time prior to the Purchase Date of an Offering Period, a Participant may withdraw the amounts held in his or her Account by executing and delivering to the Company's stock purchase coordinator written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant's Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. An Employee who has withdrawn under this Section 8.1 at least thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company's stock purchase coordinator. An Employee who has withdrawn under this Section 8.1 less than thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company's stock purchase coordinator.

        8.2 Termination of Employment. In the event that a Participant's employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Account shall be paid to the Participant, without interest.

                                    ARTICLE 9
                               PLAN ADMINISTRATION

        9.1 Plan Administration.

               (a) The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or a committee ("Committee") thereof. The Board or the Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

               (b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

                      (i) To designate agents to carry out responsibilities relating to the Plan;

                      (ii) To administer, interpret, construe and apply the Plan and to answer all questions which may arise or which may be raised under the Plan by a Participant, his beneficiary or any other person whatsoever;

                      (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                      (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

               (c) Any action taken in good faith by the Board or the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

        9.2 Limitation on Liability. No Employee or member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if: (a) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (b) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

                                   ARTICLE 10
                                  COMPANY STOCK

        10.1 Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 950,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

        10.2 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

        10.3 Changes in Capitalization of the Company. Subject to any required action by the shareholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

        10.4 Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with, or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), then, to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights theretofore granted or substitute for such rights new rights covering the shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices, or (ii) the Plan and the rights theretofore granted shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue the Plan, or to substitute similar options for those under the Plan, then the Board of Directors or its committee shall cause written notice of the proposed action to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Amendment and Termination. The Plan shall terminate on December 31, 2008. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

               (a) Increase the number of shares of Company Stock that may be issued under the Plan;

               (b) Materially modify the requirements as to eligibility for participation in the Plan; or

               (c) Materially increase the benefits that accrue to Participants under the Plan.

        11.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Article 8.

        11.3 No Enlargement of Employee Rights. The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

        11.4 No Additional Rights. Neither the adoption of the Plan nor the granting of any right to purchase stock hereunder shall affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law. Furthermore, no Employee shall have any rights as a Stockholder with respect to shares to be purchased under the Plan until time at which the Fair Market Value of the Common Stock is determined on the Purchase Date. Finally, except as provided in

Section 10.4, no adjustments will be made for cash or stock dividends or other rights relating to Company Stock for which the record date is prior to the Purchase Date.

        11.5 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

        11.6 Non-business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

        11.7 Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                     EMERGENT INFORMATION TECHNOLOGIES, INC.
                      (FORMERLY KNOWN AS SM&A CORPORATION)

        The undersigned appoints Steven S. Myers and Cathy L. Wood, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of Emergent Information Technologies, Inc. (formerly known as SM&A Corporation) ("EITI") held of record by the undersigned as of April 12, 2001, at the Annual Meeting of Shareholders of EITI to be held at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California, on Wednesday, June 6, 2001 at 10:00 a.m. local time, and at all adjournments thereof, (the "Annual Meeting") upon the following matters, which are described in EITI's Proxy Statement for the Annual Meeting.

[X] Please mark your votes as in this example.

        1. FOR APPROVAL OF AMENDMENT TO THE BYLAWS:


        [ ] FOR                       [ ] AGAINST                 [ ] ABSTAIN


        2. ELECTION OF DIRECTORS:

        [ ] FOR ALL NOMINEES          [ ] WITHHOLD AUTHORITY          NOMINEES:
            LISTED AT RIGHT (EXCEPT       TO VOTE FOR ALL NOMINEES    Steven S. Myers
            AS MARKED TO THE              LISTED AT RIGHT             J. Christopher Lewis
            CONTRARY BELOW)                                           Luther J. Nussbaum
                                                                      Albert S. Nagy
                                                                      John R. Woodhull


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the lines immediately below)


     -----------------        -----------------        -----------------

     -----------------        -----------------        -----------------


--------------------------------------------------------------------------------



     3. FOR APPROVAL OF AMENDMENT TO AMENDED      4. FOR APPROVAL OF AMENDMENT TO
        AMENDED AND 1997 STOCK OPTION PLAN.          RESTATED EMPLOYEE STOCK PURCHASE
        PLAN.

        [ ] FOR [ ] AGAINST [ ] ABSTAIN              [ ] FOR [ ] AGAINST [ ] ABSTAIN


     5. IN ACCORDANCE WITH THE DISCRETION
        OF THE PROXY HOLDER, TO ACT UPON ALL
        MATTERS INCIDENT TO THE CONDUCT OF
        THE MEETING AND UPON OTHER MATTERS
        THAT PROPERLY COME BEFORE THE MEETING.

        [ ] FOR [ ] AGAINST [ ] ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

                     PLEASE DATE, SIGN, MAIL AND RETURN THIS
                         PROXY IN THE ENCLOSED ENVELOPE.

                                             NOTE: Please sign exactly as your
                                             name appears herein. If the stock
                                             is registered in the name of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians, attorneys and
                                             corporate officers should add their
                                             titles.

                                             Date
                                                 ---------------------------

                                             -------------------------------
                                             Signature(s)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS